As filed with the Securities and Exchange Commission on October 29, 1999
                                                      Registration No. 333-
                                                                           ----

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        PENN TREATY AMERICAN CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  Pennsylvania                           23-1664166
                  ------------                           ----------
(STATE OR OTHER JURISDICTION OF INCORPORATION          (I.R.S. EMPLOYER
             OR ORGANIZATION)                         IDENTIFICATION NO.)

                 3440 Lehigh Street
              Allentown, Pennsylvania                       18103
              -----------------------                       -----
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)

                        Penn Treaty American Corporation
                    1998 Employee Incentive Stock Option Plan
                    -----------------------------------------
                            (FULL TITLE OF THE PLAN)

                             Irving Levit, President
                        Penn Treaty American Corporation
                               3440 Lehigh Street
                          Allentown, Pennsylvania 18103
                        --------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (610) 965-2222
                                 --------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 with a copy to:
                            Justin P. Klein, Esquire
                     Ballard Spahr Andrews & Ingersoll, LLP
                         1735 Market Street, 51st Floor
                      Philadelphia, Pennsylvania 19103-7599
                                 (215) 665-8500

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                  Proposed       Proposed
Title of                          Maximum        Maximum
Securities        Amount          Offering       Aggregate       Amount of
to be             to be           Price Per      Offering        Registration
Registered        Registered      Share(1)       Price(1)        Fee
--------------------------------------------------------------------------------
Common Stock,
par value $.10
per share         600,000(2)      $18.4375       $11,062,500     $3,076

(1) Calculated in accordance with Rule 457(c) and (h) on the basis of the average of the high and low prices of Penn Treaty American Corporation Common Stock on October 28, 1999, as reported on the New York Stock Exchange.

(2) Such number represents the number of shares of Common Stock initially issuable upon exercise of all options available for grant under the 1998 Employee Incentive Stock Option Plan.

          PART I - INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


     The documents containing the information specified in Part I of this Registration Statement will be given or sent to all officers and other key employees of Penn Treaty American Corporation who participate in the Penn Treaty American Corporation 1998 Employee Incentive Stock Option Plan as specified by Rule 428 under the Securities Act.


          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended by Penn Treaty (File No. 0-15972) are incorporated herein by reference:

     (i) Penn Treaty's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     (ii) Penn Treaty's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999;

     (iii) Penn Treaty's Current Report on Form 8-K dated January 15, 1999; and

     (iv) the description of Penn Treaty's common stock contained in Penn Treaty's Registration Statement on Form 8-A for such securities, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by Penn Treaty after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be part hereof from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Amended and Restated Bylaws of Penn Treaty provide for indemnification of directors and officers of Penn Treaty in accordance with indemnification provisions of the Pennsylvania Business Corporation Law of 1988. Sections 1741-50 of the Pennsylvania Business Corporation Law permit indemnification of directors, officers, employees and agents of a corporation under certain conditions and subject to certain limitations.

     The Company has directors' and officers' liability insurance insuring its directors and officers against liability incurred in their capacities as directors and officers and providing for reimbursement of the registrant for any indemnification payments made by it to directors and officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.


ITEM 8.  EXHIBITS.

          4.1 Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 4 to Registration Statement on Form S-1, Reg. No. 33-92690).

          5.1  Opinion of Ballard Spahr Andrews & Ingersoll, LLP

          23.1 Consent of PricewaterhouseCoopers LLP

          23.2 Consent of Ballard Spahr Andrews & Ingersoll,  LLP  (contained in
               Exhibit 5.1)

          24.1 Power of Attorney (included on signature page of Registration Statement)

          99.1 Penn Treaty American Corporation 1998 Employee Incentive Stock Option Plan

ITEM 9.  UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania on October 29, 1999.


                                          Penn Treaty American Corporation


                                          By :  /s/ Irving Levit
                                                --------------------------
                                                    Irving Levit, President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Irving Levit and A.J. Carden and each or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     Signature                Title                             Date
     ---------                -----                             ----

/s/ Irving Levit              Chairman of the Board, President  October 29, 1999
    -----------               and Chief Executive Officer
    Irving Levit              (Principal Executive Officer)

/s/ Michael F. Grill          Treasurer, Controller and         October 29, 1999
    ----------------          Director (Principal Accounting
    Michael F. Grill          Officer)


/s/ A.J. Carden               Executive Vice President and      October 29, 1999
    -----------               Director
    A.J. Carden


/s/ Domenic P. Stangherlin    Secretary and Director            October 29, 1999
    ----------------------
    Domenic P. Stangherlin


/s/ Jack D. Baum              Vice President, Marketing and     October 29, 1999
    ------------              Director
    Jack D. Baum


/s/ Glen A. Levit             Vice President, Sales and         October 29, 1999
    ------------              Director
    Glen A. Levit


/s/ Cameron Waite             Chief Financial Officer           October 29, 1999
    -------------             (Principal Financial Officer)
    Cameron Waite


/s/ Emile G. Ilchuk           Director                          October 29, 1999
    ---------------
    Emile G. Ilchuk


/s/ C. Mitchell Goldman       Director                          October 29, 1999
    -------------------
    C. Mitchell Goldman


/s/ David B. Trindle          Director                          October 29, 1999
    ----------------
    David B. Trindle

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
------            -----------

4.1 Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 4 to Registration Statement on Form S-1, Reg. No. 333-10777).

5.1               Opinion of Ballard Spahr Andrews & Ingersoll, LLP

23.1              Consent of PricewaterhouseCoopers, LLP

23.2 Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibit 5.1)

24.1              Power of Attorney (included on signature page of  Registration
                  Statement)

99.1              Penn Treaty American Corporation 1998 Employee Incentive Stock
                  Option Plan

                                   EXHIBIT 5.1

               [Ballard Spahr Andrews & Ingersoll, LLP Letterhead]




October 29, 1999


Penn Treaty American Corporation
3440 Lehigh Street
Allentown, PA  18103

Re: Registration Statement on Form S-8

Gentlemen:

We have acted as special counsel to Penn Treaty American Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 600,000 shares of Common Stock of Penn Treaty, par value $.10 per share (the "Shares"), issuable upon the exercise of options granted under the Penn Treaty American Corporation 1998 Employee Incentive Stock Option Plan (the "Plan").

In rendering our opinion, we have reviewed such certificates, documents, corporate records and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

Based on the foregoing, we are of the opinion that the Shares, when issued upon exercise of options granted under the Plan, in accordance with the terms thereof, will be legally issued, fully paid and nonassessable.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 being filed with respect to the offering of the Shares.

Yours truly,

/s/ Ballard Spahr Andrews & Ingersoll, LLP
    --------------------------------------
    Ballard Spahr Andrews & Ingersoll, LLP

                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 1999 relating to the financial statements and financial statement schedules of Penn Treaty American Corporation which appears in Penn Treaty American Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.


/s/ PricewaterhouseCoopers LLP
    --------------------------
    PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
October 29, 1999

                                  EXHIBIT 99.1


                        PENN TREATY AMERICAN CORPORATION
                    1998 EMPLOYEE INCENTIVE STOCK OPTION PLAN



                                    ARTICLE I

                                     Purpose

     The purpose of the 1998 Employee Incentive Stock Option Plan (the "Plan") is to enable Penn Treaty American Corporation (the "Company") to offer certain officers and key executive employees of the Company and its Subsidiaries options to acquire equity interests in the Company, thereby attracting, retaining and rewarding such persons, and strengthening the mutuality of interests between such persons and the Company's shareholders.


                                   ARTICLE II

                                   Definitions

     For purposes of the Plan, the following terms shall have the following meanings:


     "Award" shall mean an award under the Plan of a Stock Option.

     "Board" shall mean the Board of Directors of the Company.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Committee" shall mean the Compensation Committee of the Board, consisting of two or more members of the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

     "Common Stock" shall mean the Common Stock, par value $.10 per share, of the Company.

     "Disability" shall mean a disability that results in a Participant's Termination of Employment with the Company or a Subsidiary, as determined pursuant to standard Company procedures.

     "Fair Market Value" for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the average of the high and low sales prices of a share of Common Stock as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or traded on any such exchange, The Nasdaq Stock Market ("Nasdaq"), or, if such sales prices are not available, the average of the bid and asked prices per share reported on Nasdaq, or, if such quotations are not available, the fair market value as determined by the Board, which determination shall be conclusive.

     "Incentive Stock Option" shall mean any Stock Option awarded under the Plan intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

     "Non-Qualified Stock Option" shall mean any Stock Option granted under the Plan that is not an Incentive Stock Option.

     "Participant" shall mean an employee to whom an Award has been granted.

     "Stock Option" or "Option" shall mean any option to purchase shares of Common Stock granted pursuant to Article VI of the Plan.

     "Subsidiary" shall mean any subsidiary of the Company, 80% or more of the voting stock of which is owned, directly or indirectly, by the Company.

     "Termination of Employment" shall mean a termination of employment with the Company and all of its Subsidiaries. Whether authorized leave of absence or absence for military or governmental service shall constitute termination of employment, for the purposes of the Plan, shall be determined by the Committee, which determination shall be final and conclusive.


                                   ARTICLE III

                                 ADMINISTRATION


     The Committee. The Plan shall be administered and interpreted by the Committee.

     Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan, Stock Options to persons eligible under Article V. In particular, the Committee shall have the authority:

     (a) to select the persons to whom Stock Options may from time to time be granted;

     (b) to determine whether and to what extent Incentive Stock Options and Non-Qualified Stock Options, or any combination thereof, are to be granted to one or more persons eligible to receive Awards under
          Article V;

     (c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder; and

     (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the option price, the option term, and provisions relating to any restriction or limitation, any vesting schedule or acceleration, or any waiver with respect to the Award).

     Guidelines. Subject to Article VII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award granted under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem necessary to carry the Plan into effect. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any Participant without the Participant's consent, unless otherwise required by law.

     Decisions Final. Any decision, interpretation or other action made or taken in good faith by the Committee arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all Participants and their respective heirs, executors, administrators, successors and assigns.


                                   ARTICLE IV

                                SHARE LIMITATION

     Shares. The maximum aggregate number of shares of Common Stock that may be issued under the Plan is 600,000 (subject to any increase or decrease pursuant to Section 4.3), which may be either authorized and unissued shares of Common Stock or issued Common Stock reacquired by the Company. If any Option granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the number of unpurchased shares shall again be available for the purposes of the Plan.

     Individual Limit. No employee may be granted Awards covering more than 50,000 shares of Common Stock (subject to increase or decrease pursuant to Section 4.3) during any calendar year.

     Changes.

     (a) Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Stock Option, and the exercise price per share in each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

     (b) Subject to any required action by the shareholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding Stock Option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Stock Option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, shall cause each outstanding Stock Option to terminate, provided that each optionee shall, in such event, if a period of 12 months from the date of the granting of the Stock Option shall have expired, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise his Stock Option in whole or in part without regard to the installment provisions of Section 6.4(d) of the Plan. Notwithstanding the above provisions, an Incentive Stock Option will not terminate if assumed by the surviving or acquiring corporation, or its parent, upon a merger or consolidation under circumstances which are not deemed a modification of the Incentive Stock Option within the meaning of Sections 425(a) and 425(h)(3)(A) of the Code.

     (c) In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

     (d) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that no Incentive Stock Option granted pursuant to the Plan shall be adjusted in a manner that causes the Incentive Stock Option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     (e) The grant of a Stock Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                                    ARTICLE V

                                   ELIGIBILITY

     All officers (whether or not they are Directors) and other key executive employees of the Company and its Subsidiaries are eligible to be granted Stock Options under the Plan.


                                   ARTICLE VI
                                  STOCK OPTIONS


Options. Each Stock Option granted under the Plan shall be either an Incentive Stock Option or a Non-Qualified Stock Option.

Grants. The Committee shall have the authority to grant to any person eligible under Article V one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify as an Incentive Stock Option shall constitute a separate Non-Qualified Stock Option.

Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

Notice of Grant of Stock Option. Each Stock Option shall be evidenced by, and subject to the terms of, a Notice of Grant of Stock Option executed by the Company and the Participant. The Notice of Grant of Stock Option shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option, the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and the other terms and conditions applicable to the Stock Option.

Option Price. Subject to subsection (l) below, the option price per share of Common Stock purchasable upon exercise of a Stock Option shall be determined by the Committee at the time of grant, but shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant if the Stock Option is intended to be an Incentive Stock Option. The Committee may, in its discretion, grant Non-Qualified Stock Options at an option price per share which is below the Fair Market Value of the Common Stock on the date of grant.

Option Term. Subject to subsection (l) below, the term of each Stock Option shall be fixed by the Committee at the time of grant, but no Stock Option shall be exercisable more than ten years after the date it is granted.

Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant; provided, however, that no Stock Option shall be exercisable in whole or in part prior to 12 months from the date it is granted; and provided further, that the Committee may waive any installment exercise or waiting period provisions, in whole or in part, at any time after the date of grant, based on such factors as the Committee shall deem appropriate in its sole discretion.

Method of Exercise. Subject to such installment exercise and waiting period provisions as may be imposed by the Committee, Stock Options may be exercised in whole or in part at any time during the option term by delivering to the Company written notice of exercise specifying the number of shares of Common Stock to be purchased and the option price therefor; provided, however, that not less than 100 shares may be purchased at any one time unless the number purchased is the total number at the time purchasable under the Stock Option. The notice of exercise shall be accompanied by payment in full of the option price and, if requested, by the representation described in Section 9.2. Payment of the option price may be made (i) in cash or by check payable to the Company, (ii) to the extent determined by the Committee on or after the date of grant, in shares of Common Stock duly owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) or (iii) by reduction in the number of shares of Common Stock issuable upon such exercise, based, in each case, on the Fair Market Value of the Common Stock on the last trading date preceding the date of exercise. In addition, the Committee and the Board shall have the discretion to include in any Option grant the right of the Participant
(A) to receive a loan from the Company to pay the exercise price of the Stock Option, with such terms as shall not cause the Stock Option, if an Incentive Stock Option, to become disqualified under Section 422 of the Code or amendments thereto, and/or (B) to receive such assistance from the Company in obtaining a loan from a financial institution as is necessary in the sole discretion of the Committee and the Board. Upon payment in full of the option price and satisfaction of the other conditions provided herein, a stock certificate representing the number of shares of Common Stock to which the Participant is entitled shall be issued and delivered to the Participant.

Death. In the event of a Participant's Termination of Employment by reason of death, any Stock Option held by such Participant which was exercisable on the date of death may thereafter be exercised by the legal representative of the Participant's estate until the earlier of three months after the date of death or the expiration of the stated term of such Stock Option, and any Stock Option not exercisable on the date of death shall be forfeited.

Disability. In the event of a Participant's Termination of Employment by reason of Disability, any Stock Option held by such Participant which was exercisable on the date of such Termination of Employment may thereafter be exercised by the Participant until the earlier of three months after such date or the expiration of the stated term of such Stock Option, and any Stock Option not exercisable on the date of such Termination of Employment shall be forfeited. If an Incentive Stock Option is exercised after the expiration of the exercise period that applies for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

Termination of Employment. Unless otherwise determined by the Committee on or after the date of grant, in the event of a Participant's Termination of Employment other than by reason of Death or Disability, all Stock Options held by such Participant on the date of such Termination of Employment shall be forfeited as of such date.

Non-Transferability of Options. No Stock Option shall be transferrable by the Participant otherwise than by will or by the laws of descent and distribution, to the extent consistent with the terms of the Plan and the Option, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant.

Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company or any subsidiary or parent corporation (within the meaning of Section 424 of the Code) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options.

Should the foregoing provisions not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company.

Ten-Percent Shareholder Rule. Notwithstanding any other provision of the Plan to the contrary, no Incentive Stock Option shall be granted to any person who, immediately prior to the grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation (within the meaning of Section 424 of the Code), unless the option price is at least 110% of the Fair Market Value of the Common Stock on the date of grant and the Option, by its terms, expires no later than five years after the date of grant.

Rights as Shareholder. A Participant shall not be deemed to be the holder of Common Stock, or to have any of the rights of a holder of Common Stock, with respect to shares subject to the Option, unless and until the Option is exercised and a stock certificate representing such shares of Common Stock is issued to the Participant.

                                   ARTICLE VII

                            TERMINATION OR AMENDMENT

     7.1 Termination or Amendment of Plan. The Committee may at any time amend, discontinue or terminate the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article IX); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination may not be impaired without the consent of such Participant and, provided further that, without the approval of the Company's shareholders, no amendment may be made that would (i) materially increase the number of shares of Common Stock that may be issued under the Plan (except by operation of Section 4.3); (ii) materially modify the requirements as to eligibility to participate in the Plan; or (iii) materially increase the benefits accruing to Participants.

     7.2 Amendment of Options. The Committee may amend the terms of any Award previously granted, prospectively or retroactively, but, subject to Article IV, no such amendment or other action by the Committee shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options having higher option prices.


                                  ARTICLE VIII

                                  UNFUNDED PLAN

     The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.


                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 Nonassignment. Except as otherwise provided in the Plan, any Award granted hereunder and the rights and privileges conferred thereby shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Award, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process thereon, such Award and the rights and privileges conferred hereby shall immediately terminate and the Award shall immediately be forfeited to the Company.

     9.2 Legend. The Committee may require each person acquiring shares pursuant to an Award to represent to the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. The stock certificates representing such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     All certificates representing shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or stock market upon which the Common Stock is then listed or traded, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     9.3 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     9.4 No Right to Employment. Neither the Plan nor the grant of any Award hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall the Plan impose any limitation on the right of the Company or any Subsidiary by which a Participant is employed to terminate such Participant's employment at any time.

     9.5 Withholding of Taxes. The Company shall have the right to reduce the number of shares of Common Stock otherwise deliverable pursuant to the Plan by an amount that would have a Fair Market Value equal to the amount of all Federal, state and local taxes required to be withheld, or to deduct the amount of such taxes from any cash payment otherwise to be made to the Participant. In connection with such withholding, the Committee may make such arrangements as are consistent with the Plan as it may deem appropriate.

     9.6 Listing and Other Conditions.

     (a) If the Common Stock is listed on a national securities exchange or The Nasdaq Stock Market, the issuance of any shares of Common Stock pursuant to an Award shallbe conditioned upon such shares being listed on such exchange or Nasdaq. The Company shall have no obligation to issue any shares of Common Stock unless and until such shares are so listed, and the right to exercise any Option shall be suspended until such listing has been effected.

     (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Option shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

     (c) Upon termination of any period of suspension under this Section 9.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

     9.7 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     9.8 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

     9.9 Liability of the Board and the Committee. No member of the Board or the Committee nor any employee of the Company or any of its subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be done by himself.

     9.10 Other Benefits. No payment pursuant to an Award shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary nor affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

     9.11 Costs. The Company shall bear all expenses incurred in administering the Plan, including expenses related to the issuance of Common Stock pursuant to Awards.

     9.12 Severability. If any part of the Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of the Plan which shall continue in full force and effect.

     9.13 Successors. The Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

     9.14 Headings. Article and section headings contained in the Plan are included for convenience only and are not to be used in construing or interpreting the Plan.

                                    ARTICLE X

                                  TERM OF PLAN

     10.1 Effective Date. The Plan shall be effective as of the date of its approval by the Company's shareholders.

     10.2 Termination Date. Unless sooner terminated, the Plan shall terminate ten years after it is adopted by the Board and no Awards may be granted thereafter. Termination of the Plan shall not affect Awards granted before such date.